Grant Thornton
Report of Independent Registered Public Accounting Firm
Regulation AB Item 1122 Special Servicing Platform
Board of Directors and Shareholders
Situs Holdings, LLC
Audit
Tax
Advisory
Grant Thornton LLP
1201 Walnut St, Suite 2200
Kansas City, Missouri 64106
T 816.412.2400
F 816.412.2404
We have examined management's assertion, included in the accompanying Certification Regarding Compliance with Applicable Servicing Criteria ("Management's Report"), that Situs Holdings LLC, (the "Company")
complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange
Commission's Regulation AB for the Special Servicing Platform (the "Platform") as of and for the year ended
December 31, 2015, excluding criteria 1122(d)(1)(iii), 1122(d)(3)(i-iv), 1122(d)(4)(iv-v), 1122(d)(4)(ix-xiii), and
1122(d)(4)(xv), which management has determined are not applicable to the activities performed by the
Company with respect to the Platform. The Platform consists of the asset-backed transactions and securities for which the Company acted as servicer as defined by management in Management's Report. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the applicable servicing criteria for the Platform based on our examination.
Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-
backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report. Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security constituting the Platform. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria.

Grant Thornton
As described in Management's Report, the Company engaged various vendors to perform servicing activities with respect to criteria 1122(d)(2)(vii). The Company determined that each vendor is not considered a "servicer," as that term is defined in Item 1101(j) of Regulation AB, and therefore, the
Company is assuming responsibility for compliance with such servicing criteria applicable to each vendor's servicing activities. In accordance with Regulation AB and its related interpretations, the requirement for management to assess compliance with the servicing criteria applicable to a vendor's activities is satisfied if the Company has instituted policies and procedures to monitor whether such vendor's activities comply in all material respects with such criteria. Compliance with the applicable servicing criteria is achieved if those policies and procedures are designed to provide reasonable assurance that such vendor's activities comply with such criteria and those policies and procedures are operating effectively for the period covered by
Management's Report. Our examination does not provide a legal determination of whether a vendor is or is not considered a servicer, and therefore, on whether the Company, in its Management Report, is eligible to elect to take responsibility for assessing compliance with the servicing criteria applicable to each vendor's servicing activities.
In our opinion, management's assertion that Situs Holdings LLC complied with the aforementioned applicable servicing criteria as of for the year ended December 31, 2015 for the Special Servicing Platform is fairly stated, in all material respects.
/S/ Grant Thonton LLC
Kansas City, Missouri
February 18, 2016